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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  -----------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             INSYNC SYSTEMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              CALIFORNIA                                  77-0227489
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                 1463 CENTRE POINTE DRIVE, MILPITAS, CA 95035
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              (Address of principal executive offices) (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


                                                Name of each exchange on which
Title of each class to be registered            each class is to be registered
------------------------------------            ------------------------------
                NONE                                         NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock   $0.01 par value
            -----------------------------------------------------
                               (Title of class)

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Item 1. Description of Registrants Securities to be Registered.
        ------------------------------------------------------

        Incorporated by reference to the section entitled "Description of Capital Stock -- Common Stock" contained in the Registrant's Registration Statement on Form S-1 filed on October 1, 1997 (the "S-1 Registration Statement").

Item 2. Exhibits.
        --------

        The following exhibits are filed as a part of this registration statement:

        3.1*    Articles of Incorporation of Registrant dated August 30, 1989.

        3.2* Form of Amended and Restated Articles of Incorporation to be filed on or after the date of effectiveness of the offering made under the S-1 Registration Statement.

        3.3*    Bylaws of Registrant dated August 31, 1989.

        3.4* Form of Amended and Restated Bylaws of Registrant to be filed on or after the date of effectiveness of the offering made under the S-1 Registration Statement.

        4.1*    Form of Registrant's Common Stock Certificate.

        4.2* Amended and Restated Registration Rights Agreement, dated as of January 19, 1996, between Registrant and the parties indicated therein.




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*       Incorporated by reference to the Exhibits of the same number to the S-1
        Registration Statement.
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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Insync Systems, Inc.

Dated: October 1, 1997

                                        /s/Stanley L. Leopard
                                        -------------------------------
                                           Stanley L. Leopard
                                           Chief Executive Officer